EXHIBIT 5
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                             January 18, 1994



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C.  20549

     Re:  Cone Mills Corporation
          Registration Statement on Form S-8

Gentlemen:

     I am General Counsel of Cone Mills Corporation, a North Carolina corporation (the "Company"), and have represented the Company in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of (i) 250,000 shares of Common Stock, par value $.10 per share, of the Company issuable pursuant to the Company's Employee Equity Plan - Hourly (the "Plan") and (ii) an indeterminate amount of interests to be offered or sold pursuant to the Plan.

     I have examined the Company's Restated Charter and all amendments thereto, its Bylaws as amended and such of its corporate records as I deemed necessary for purposes of rendering this opinion, the Plan and related documents, the Registration Statement on Form S-8 relating to the foregoing registration ("Registration Statement") and filed with the Securities and Exchange Commission and the form of certificate of Common Stock. Based on such review, I am of the following opinions:

     1. The establishment of the Plan and the interests in the Plan have been duly authorized by all necessary corporate action on the part of the Company, and the interests in the Plan will be valid and subsisting under the Plan and fully paid and nonassessable.

     2. All necessary corporate actin has been taken to authorize the sale and issuance of the shares of Common Stock to be sold by the Company and such shares, when and if issued and paid for as contemplated by the Plan, will be validly issued, fully paid and nonassessable.
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Securities and Exchange Commission
January 18, 1994
Page 2


     I hereby consent to the use of this opinion as Exhibit 5 of the Registration Statement and to the reference to my name under the caption "Interest of Named Experts and Counsel" therein. I do not, however, thereby admit that I am within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                              Very truly yours,

                              CONE MILLS CORPORATION


                              Neil W. Koonce
                              General Counsel

NWK/eg
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